Exhibit 4.2

SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

by and among

DEUTSCHE TELEKOM AG,

SOFTBANK GROUP CORP.

and

T-MOBILE US, INC.

DATED AS OF JUNE 22, 2020

-i-

-ii-

This SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of June 22, 2020 (this “Agreement”), is made by and among Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”), SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), and T-Mobile US, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and DT previously entered into that certain Stockholder’s Agreement, dated as of April 30, 2013;

WHEREAS, on April 29, 2018, the Company, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Huron Merger Sub LLC (“Merger Sub”), Sprint Corporation, a Delaware corporation (“Sprint”), Starburst I, Inc., a Delaware corporation, Galaxy Investment Holdings, Inc., a Delaware corporation, and for the limited purposes set forth therein, DT, SoftBank and certain of their respective Affiliates entered into a business combination agreement (as amended, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub merged with and into Sprint, with Sprint continuing as the surviving corporation and as a wholly owned Subsidiary of the Company (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company, DT and SoftBank entered into an Amended and Restated Stockholders’ Agreement, dated as of April 1, 2020, in order to establish among them certain rights and obligations in respect of the shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) owned by each of DT, SoftBank and their respective Affiliates following the consummation of the Merger, and related matters concerning DT’s and SoftBank’s relationship with and investment in the Company;

WHEREAS, on June 22, 2020, SoftBank, SoftBank Group Capital Ltd, a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank (“SBGC”), Delaware Project 4 L.L.C., a Delaware limited liability company and a wholly owned subsidiary of SoftBank, Delaware Project 6 L.L.C., a Delaware limited liability company and a wholly owned subsidiary of SoftBank, Claure Mobile LLC, a Delaware limited liability company, DT, the Company and T-Mobile Agent LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“T-Mobile Agent”) entered into a Master Framework Agreement (as amended, the “Master Framework Agreement”);

WHEREAS, in connection with the transactions contemplated by the Master Framework Agreement, (1) SoftBank expects to sell to the Company up to 198,314,426 shares of Common Stock currently owned by SoftBank (the shares actually sold by SoftBank to the Company being the “Repurchase Shares”), (2) the Company expects to offer and sell shares of Common Stock in an underwritten registered offering, (3)  the Company expects to sell shares of Common Stock to the 2020 Cash Mandatory Exchangeable Trust (the “Mandatory Exchangeable Issuer”), (4) the Mandatory Exchangeable Issuer expects to offer and sell securities mandatorily exchangeable for the cash value of such Repurchase Shares in a private placement, (5) the Company expects to distribute to holders of its Common Stock rights to purchase additional shares of Common Stock from the Company, (6) the Company expects to sell up to 5,000,000 shares of Common Stock (the “MC Retained Shares”) to R. Marcelo Claure, (7) SBGC will grant a call option to T-Mobile Agent with respect to 44,905,479 shares of Common Stock owned by SBGC (the “SB-Company Call Option”), (8) T-Mobile Agent will grant a call option to DT with respect to the 44,905,479 shares of Common Stock over which it has a call option pursuant to the SB-Company Call Option and (9) SBGC will grant a call option to DT with respect to 56,586,144 shares of Common Stock owned by SBGC (the “SB-DT Call Option”); and

WHEREAS, in connection with the transactions contemplated by the Master Framework Agreement, the Company, DT and SoftBank desire to modify certain rights and obligations in respect of the shares of Common Stock owned by each of DT, SoftBank and their respective Affiliates and related matters concerning DT’s and SoftBank’s relationship with and investment in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1          Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Acquiring Stockholder” shall have the meaning set forth in Section 4.1(b).

“Acquiror Purchase Offer” shall have the meaning set forth in Section 4.2(b).

“Acquisition” shall have the meaning set forth in Section 3.2(iii).

“Additional Shares Issuance Condition” shall have the meaning given to such term in the Letter Agreement.

“Affiliate” shall mean, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person; provided that, for purposes of this Agreement, (i) none of DT, the Company or their respective Controlled Affiliates shall be deemed to be an Affiliate of SoftBank or any SoftBank Stockholder, (ii) none of SoftBank, the Company or their respective Controlled Affiliates shall be deemed to be an Affiliate of DT or any DT Stockholder, (iii) no SoftBank Vision Fund Person shall be deemed to be an Affiliate of SoftBank and (iv) no SoftBank Fortress Person shall be deemed to be an Affiliate of SoftBank.

“Affiliated Directors” shall mean the DT Affiliated Directors and the SoftBank Affiliated Directors.

“Agreement” shall have the meaning set forth in the Preamble.

“Approved Transaction” shall have the meaning set forth in Section 3.6.

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the “beneficial owner” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation) (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).  The parties agree that, for purposes of this Agreement, (i) all Voting Securities held by the SoftBank Stockholder that are subject to the Proxy shall be treated as Voting Securities Beneficially Owned by the SoftBank Stockholder and not as Voting Securities Beneficially Owned by the DT Stockholder and (ii) all Voting Securities held by R. Marcelo Claure that are subject to the DT-Claure Proxy shall be treated as Voting Securities Beneficially Owned by R. Marcelo Claure and not as Voting Securities Beneficially Owned by the DT Stockholder.

“Blackout Period” shall have the meaning set forth in Section 5.3(c).

“Board” shall mean, as of any date, the Board of Directors of the Company in office on that date.

“Business Combination Agreement” shall have the meaning set forth in the Recitals.

“Business Day” shall mean any day other than a Saturday, a Sunday, a federal holiday or a day on which banks in the City of New York, Tokyo, Japan or Bonn, Germany are authorized or obligated by Law to close.

“Cause” shall have the meaning set forth in the employment agreement of the Chief Executive Officer (or, in the absence thereof, in the Company’s 2013 Omnibus Incentive Plan, as amended from time to time, or any successor thereto), in effect at the time of determination.

“CEO Selection Committee” shall have the meaning set forth in Section 3.1(c)(iii).

“Claim Notice” shall have the meaning set forth in Section 5.10(a).

“Claims” shall have the meaning set forth in Section 5.9(a).

“Closing” shall mean the time at which the Merger shall be effective under the Delaware General Corporation Law.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Information” shall have the meaning set forth in Section 3.5(b).

“Competing Business” shall have the meaning set forth in Section 6.1.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, by contract or otherwise.

“Debt to Cash Flow Ratio” shall have the meaning set forth in the indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Demand Registration Statement” shall have the meaning set forth in Section 5.2.

“Demand Request” shall have the meaning set forth in Section 5.2.

“Dilutive Issuance” shall have the meaning set forth in Section 3.8.

“Dilutive Issuance Notice” shall have the meaning set forth in Section 3.8.

“Disposition” shall have the meaning set forth in Section 3.2(iv).

“Director” shall mean any member of the Board.

“DT” shall have the meaning set forth in the Preamble.

“DT Affiliated Directors” shall mean Directors who are also officers, employees or directors of DT or any of its Controlled Affiliates.

“DT-Claure Agreement” shall mean the Proxy, Lock-Up and ROFR Agreement, dated as of the date hereof, by and between DT, Claure Mobile LLC and Raul Marcelo Claure.

“DT-Claure Proxy” shall have the meaning set forth in Section 3.7(b).

“DT Designee” shall have the meaning set forth in Section 3.1(c)(i)(A).

“DT-SoftBank Agreement” shall mean the Proxy, Lock-Up and ROFR Agreement, dated as of April 1, 2020, by and between DT and SoftBank.

“DT Specified Actions Termination Date” shall mean the first date upon which the Voting Percentage of the DT Stockholder is less than 30%, unless such Voting Percentage is reduced to less than 30% after the date hereof directly as a result of an issuance (including a Dilutive Issuance) by the Company of any equity or equity-linked securities or other Voting Securities, in which case such date shall not constitute the DT Specified Actions Termination Date if, prior to the 60th Business Day following the closing or settlement of such issuance, the DT Stockholder shall have acquired Beneficial Ownership of additional Voting Securities such that its Voting Percentage is 30% or greater on such 60th Business Day (provided that if the DT Stockholder is unable to complete such acquisition within such 60 Business Day period due to a delivery of a notice by the DT Stockholder to the Company that it is in the possession of material non-public information or due to a “blackout” period or other restriction on trading imposed by the Company or on the DT Stockholder in connection with applicable securities Laws, such date shall automatically be extended by an additional 90 days) (it being understood that if any proposed Dilutive Issuance would directly cause such Voting Percentage to be reduced to less than 30% after the date hereof, the DT Stockholder shall also have the right to acquire newly issued Voting Securities directly from the Company pursuant to Section 3.8).

“DT Stockholder” shall mean DT and any of its Controlled Affiliates that Beneficially Owns any Voting Securities.

“EDGAR” shall have the meaning set forth in Section 5.7(a)(ii).

“Effective Period” shall have the meaning set forth in Section 5.7(a)(iii).

“Encumbrance” and its corollary meanings, including “Encumber,” shall mean any lien, pledge, charge, claim, encumbrance, hypothecation, security interest, option, lease, license, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal, tag-along or drag-along rights or restriction on voting, transferring, lending, disposing or assigning, in each case other than pursuant to (i) this Agreement, the DT-SoftBank Agreement, the DT-Claure Agreement or the Organizational Documents of the Company or (ii) restrictions imposed by applicable securities Laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Entity” shall mean any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.

“Indebtedness” shall have the meaning set forth in the most restrictive indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Indemnifying Party” shall have the meaning set forth in Section 5.10(a).

“Laws” shall mean all federal, state, local and foreign laws, statutes and ordinances, common law and all rules, regulations, guidelines, standards, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses and permits of any Governmental Entity.

“Letter Agreement” shall mean that certain letter agreement, dated as of February 20, 2020, by and among DT, SoftBank and the Company.

“Lower SoftBank Threshold Percentage” shall mean (a) from and after such time (if any) as the Additional Shares Issuance Condition has been satisfied, 10%, and (b) unless and until the Additional Shares Issuance Condition has been satisfied, 9%.

“Mandatory Exchangeable Issuer” shall have the meaning set forth in the Recitals.

“Mandatory Exchangeable Placement” shall have the meaning set forth in the Recitals.

“Master Framework Agreement” shall have the meaning set forth in the Recitals.

“Maximum Number” shall have the meaning set forth in Section 5.5.

“MC Retained Shares” shall have the meaning set forth in the Recitals.

“MC Shares” shall have the meaning set forth in Section 3.7(b).

“Meeting Notice” shall have the meaning set forth in Section 3.1(h).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“NASDAQ” shall mean the NASDAQ Global Select Market.

“Non-Affiliated Director” shall mean any Director who is neither a DT Affiliated Director nor a SoftBank Affiliated Director.

“NSA” shall mean the National Security Agreement among Sprint, SoftBank, the Department of Justice, the Department of Homeland Security and the Department of Defense, or any successor or replacement agreement or arrangement that may be entered into in connection with the transactions contemplated by the Business Combination Agreement or by this Agreement or the DT-SoftBank Agreement.

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, bylaws, limited liability company agreement, partnership agreement or other similar constituent document or documents, each in its currently effective form as amended from time to time.

“Other Holder” shall have the meaning set forth in Section 5.5.

“Permitted Debt” shall have the meaning set forth in the most restrictive indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Permitted Liens” shall have the meaning set forth in the most restrictive indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggy-Back Registration” shall have the meaning set forth in Section 5.4.

“Piggy-Back Request” shall have the meaning set forth in Section 5.4.

“Piggy-Back Securities” shall have the meaning set forth in Section 5.4.

“Potential Default” shall have the meaning set forth in Section 3.4.

“Proposed Acquiror” shall have the meaning set forth in Section 4.2(a).

“Proposed Acquisition” shall have the meaning set forth in Section 4.1(b).

“Proposed Sale” shall have the meaning set forth in Section 4.2(a).

“Proxy” shall have the meaning set forth in Section 3.7(a).

“Registrable Debt” shall mean, with respect to any Stockholder at any time, notes, debentures or other debt securities of the Company or any of its Subsidiaries that are Beneficially Owned by such Stockholder as of such time.

“Registrable Securities” shall mean, with respect to any Stockholder at any time, the Registrable Shares and the Registrable Debt of such Stockholder as of such time.

“Registrable Securities Transferee” shall have the meaning set forth in Section 5.11.

“Registrable Shares” shall mean, with respect to any Stockholder at any time, the Stockholder Shares that are Beneficially Owned by such Stockholder as of such time.

“Representatives” shall have the meaning set forth in Section 3.5(b).

“Repurchase Shares” shall have the meaning set forth in the Recitals.

“Requesting Stockholder” shall have the meaning set forth in Section 5.1.

“Required Approval” shall have the meaning set forth in Section 4.1(b).

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“S-3 Eligible” shall have the meaning set forth in Section 5.1.

“Sale of the Company” shall have the meaning set forth in Section 3.2(iv).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SB-Company Call Option” shall have the meaning set forth in the Recitals.

“SBGC” shall have the meaning set forth in the Recitals.

“Schedule 6.3 Persons” shall have the meaning set forth in Section 6.3.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SoftBank” shall have the meaning set forth in the Preamble.

“SoftBank Affiliated Directors” shall mean Directors who are also officers, employees or directors of SoftBank, any Vision Fund Person or any of their respective Controlled Affiliates.

“SoftBank Designee” shall have the meaning set forth in Section 3.1(c)(i)(B).

“SoftBank Fortress Person” shall mean Fortress Investment Group LLC and any Person Controlled by Fortress Investment Group LLC, in each case so long as no such person is Controlled by SoftBank (it being understood that no such person is currently Controlled by SoftBank) and so long as no officer, employee or director of SoftBank shall participate in the investment decisions of such person.

“SoftBank Specified Actions Termination Date” shall mean the date hereof.

“SoftBank Stockholder” shall mean SoftBank and any of its Controlled Affiliates that Beneficially Owns any Voting Securities.

“SoftBank Vision Fund Person” shall mean SoftBank Vision Fund L.P., any Person Controlled by SoftBank Vision Fund L.P., and (A) any alternative investment vehicle or similar entity established in relation to SoftBank Vision Fund L.P., or (B) any successor fund to SoftBank Vision Fund L.P., that is, in each case (A) or (B), managed by a Controlled Affiliate of SoftBank, SB Investment Advisors (UK) Limited or SB Investment Advisors (US) Inc.

“Sprint” shall have the meaning set forth in the Preamble.

“Stockholder” shall mean either the DT Stockholder or the SoftBank Stockholder.

“Stockholder Notes” shall mean the Company’s senior notes that are held, directly or indirectly, by DT or any of its Affiliates as of the date hereof.

“Stockholder Purchase Offer” shall have the meaning set forth in Section 4.1(b).

“Stockholder Shares” shall mean, with respect to any Stockholder, the shares of Common Stock Beneficially Owned by such Stockholder and any other securities issued in respect thereof or into which such shares of Common Stock shall be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof.

“Stockholder’s Designee” shall have the meaning set forth in Section 3.1(c)(i)(B).

“Stockholders” shall mean both the DT Stockholder and the SoftBank Stockholder.

“Subsidiary” shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors, management committee or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, (ii) a general partnership interest is held by such first mentioned Person and/or by any one or more of its Subsidiaries (excluding partnerships where such first mentioned Person (A) does not Beneficially Own a majority of the general partnership interests or voting interests and (B) does not otherwise Control such entity, directly or indirectly, by contract, arrangement or otherwise), or (iii) at least 50% of the equity interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

“Takedown Prospectus Supplement” shall have the meaning set forth in Section 5.1.

“Takedown Request” shall have the meaning set forth in Section 5.1.

“Territory” shall mean the United States, Puerto Rico, and the territories and protectorates of the United States.

“Third Party” means any Person other than DT, SoftBank, the Company or their respective Controlled Affiliates.

“T-Mobile Agent” shall have the meaning set forth in the Recitals.

“Top Up Election” shall have the meaning set forth in Section 3.8.

“Top Up Right” shall have the meaning set forth in Section 3.8.

“Top Up Shares” shall have the meaning set forth in Section 3.8.

“Trademark License” shall mean that certain License Agreement, dated as of April 30, 2013, by and between DT and the Company, as amended as of April 1, 2020.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, including those by way of any spin-off (such as through a dividend), hedging or derivative transactions or otherwise; provided, however, that any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of the capital stock of DT or SoftBank, including by tender or exchange offer, merger, amalgamation, plan of arrangement or consolidation or any similar transaction, shall not be deemed to be a Transfer of any Voting Securities by any Stockholder.

“Votes” shall mean the number of votes entitled to be cast generally in the election of Directors.

“Voting Percentage” of a Person shall mean, as of the date of determination, the ratio, expressed as a percentage, of (i) the aggregate number of Votes entitled to be cast in respect of the Voting Securities Beneficially Owned by such Person to (ii) the aggregate number of Votes entitled to be cast by all holders of the then-outstanding Voting Securities; provided that for purposes of Section (C) of Article VIII of the Fifth Amended and Restated Certificate of Incorporation of the Company, the SoftBank Stockholder’s Voting Percentage shall be deemed to be less than 5% and the provisions thereof shall not apply to the SoftBank Stockholder. The parties agree that, for purposes of the calculation of each Stockholder’s respective Voting Percentage, (i) all Voting Securities held by the SoftBank Stockholder that are subject to the Proxy shall be treated as Voting Securities Beneficially Owned by the SoftBank Stockholder and not as Voting Securities Beneficially Owned by the DT Stockholder and (ii) all Voting Securities held by R. Marcelo Claure that are subject to the DT-Claure Proxy shall be treated as Voting Securities Beneficially Owned by R. Marcelo Claure and not as Voting Securities Beneficially Owned by the DT Stockholder.

“Voting Securities” shall mean, together, (i) the Common Stock and (ii) any class of capital stock or other securities of the Company other than the Common Stock that is entitled to vote generally in the election of Directors.

SECTION 1.2          Other Definitional Provisions.  Unless the express context otherwise requires:

(a)          the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)          the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble;

(c)          the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(d)          the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa;

(e)          any references herein to “Dollars” and “$” are to United States Dollars;

(f)          any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement;

(g)          wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(h)          references herein to any gender includes each other gender; and (i) the word “or” shall not be exclusive.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1          Representations and Warranties of the Company.  The Company represents and warrants to DT and SoftBank that, as of the date hereof:

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)          The Company has all requisite corporate power and authority and has taken all necessary action in order to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by DT and SoftBank, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c)          The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company, or (iii) a conflict with, or breach or violation of, any Law applicable to the Company or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Company to perform its obligations under this Agreement.

(d)          The Company is a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act) eligible to register the Registrable Shares for resale by the Stockholders on a registration statement on Form S-3 under the Securities Act.  The Company is subject to the reporting requirements of the Exchange Act.

SECTION 2.2          Representations and Warranties of DT.  DT represents and warrants to the Company and SoftBank that, as of the date hereof:

(a)          DT is an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany.

(b)          DT has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by DT of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or equivalent action of DT.  This Agreement has been duly executed and delivered by DT and, assuming the due authorization, execution and delivery of this Agreement by the Company and SoftBank, constitutes the legal, valid and binding obligation of DT, enforceable against DT in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c)          The execution and delivery of this Agreement by DT and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of DT, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of DT (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon DT, or (iii) a conflict with, or breach or violation of, any Law applicable to DT or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of DT to perform its obligations under this Agreement.

SECTION 2.3          Representations and Warranties of SoftBank.  SoftBank represents and warrants to the Company and DT that, as of the date hereof:

(a)          SoftBank is a kabushiki kaisha organized and existing under the Laws of Japan.

(b)          SoftBank has all requisite corporate or equivalent power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by SoftBank of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of SoftBank.  This Agreement has been duly executed and delivered by SoftBank and, assuming the due authorization, execution and delivery of this Agreement by the Company and DT, constitutes the legal, valid and binding obligation of SoftBank, enforceable against SoftBank in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c)          The execution and delivery of this Agreement by SoftBank and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of SoftBank, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of SoftBank (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon SoftBank, or (iii) a conflict with, of breach or violation of, any Law applicable to SoftBank or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of SoftBank to perform its obligations under this Agreement.

ARTICLE III

CORPORATE GOVERNANCE

SECTION 3.1          Board Representation.

(a)          [Reserved].

(b)          [Reserved].

(c)          50% or More Aggregate Voting Percentage / Greater than or Equal to the Lower SoftBank Threshold Percentage SoftBank Voting Percentage.  At all times when all of the following are satisfied: (i) the sum of the Voting Percentage of the DT Stockholder, the Voting Percentage of the SoftBank Stockholder and the Voting Percentage of R. Marcelo Claure is 50% or more, (ii) any Voting Security continues to be subject to the Proxy or the DT-Claure Proxy and (iii) the Voting Percentage of the SoftBank Stockholder is greater than or equal to the Lower SoftBank Threshold Percentage, unless otherwise agreed by the parties, the parties shall cooperate to take all actions necessary to cause the Board and the committees of the Board to be comprised as follows:

(i)          Board.  The Board shall consist of fourteen Directors.

(A)          Out of such fourteen Directors, the DT Stockholder shall have the right to designate ten individuals to be nominees for election to the Board (any such designee of the DT Stockholder, a “DT Designee”).  Of such ten DT Designees, (x) at least two of such DT Designees shall be designated following consultation with the SoftBank Stockholder and the then-serving Non-Affiliated Directors and shall qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC, and (y) one of such DT Designees shall be the Chief Executive Officer of DT (or, if such Person is unable to serve, another Person designated by DT).

(B)          Out of such fourteen Directors, the SoftBank Stockholder shall have the right to designate one individual to be a nominee for election to the Board (any such designee of the SoftBank Stockholder, a “SoftBank Designee” and, together with any DT Designee, a “Stockholder’s Designee”); provided, however, that if at any point after the date hereof the Voting Percentage of the SoftBank Stockholder is or has been less than the Lower SoftBank Threshold Percentage, the SoftBank Stockholder shall not be entitled to designate a SoftBank Designee pursuant to this Section 3.1(c)(i)(B), and one additional Director shall instead be recommended by the Nominating and Corporate Governance Committee for nomination by the Board, in accordance with Section 3.1(c)(i)(C);

(C)          Out of such fourteen Directors, two Directors shall not be designated by the DT Stockholder or the SoftBank Stockholder, but shall be recommended by the Nominating and Corporate Governance Committee of the Board for nomination by the Board, and shall qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC.

(D)          The remaining Director shall be the Chief Executive Officer of the Company.

(ii)          Chairperson of the Board.  The DT Designee who is the Chief Executive Officer of DT (or, if such Person is unable to serve, another Person designated by DT) shall have the right to be the Chairperson of the Board.

(iii)          CEO Selection Committee of the Board. The Board shall establish a standing committee of the Board that has the exclusive right, by a majority vote of the members of such committee, to select, appoint, hire, fire and recall from office the Chief Executive Officer of the Company (the “CEO Selection Committee”). The CEO Selection Committee shall consist of five Directors, (A) three of whom shall be DT Affiliated Directors (unless otherwise consented in writing by DT) and (B) two of whom shall be Non-Affiliated Directors.

(iv)          Other Committees of the Board.  All other committees of the Board shall be comprised so that the number of DT Designees on such committee is greater than the number of SoftBank Designees on such committee (unless otherwise consented in writing by DT) and so that there be at least one Non-Affiliated Director (or such greater number as may be required by the rules of the SEC, NASDAQ or any other or additional exchange on which the securities of the Company are listed, or any other applicable securities Laws, including any requirement to have a minimum of three Directors who qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC on the Audit Committee) on each committee.  In addition, (x) the Chairperson of the Nominating and Corporate Governance Committee of the Board shall be a Non-Affiliated Director and (y) there shall be a transaction committee of the Board and the Chairperson of such committee shall be a DT Affiliated Director.

(d)          50% or More Aggregate Voting Percentage / Less Than Lower SoftBank Threshold Percentage SoftBank Voting Percentage.  At all times when all of the following are satisfied: (i) the sum of the Voting Percentage of the DT Stockholder, the Voting Percentage of the SoftBank Stockholder and the Voting Percentage of R. Marcelo Claure is 50% or more, (ii) any Voting Security continues to be subject to the Proxy or the DT-Claure Proxy and (iii) the Voting Percentage of the SoftBank Stockholder is less than the Lower SoftBank Threshold Percentage, unless otherwise agreed by the parties, the parties shall cooperate to take all actions necessary to cause the Board and the committees of the Board to be comprised as follows:

(i)          Board.  The Board shall consist of fourteen Directors.

(A)          Out of such fourteen Directors, the DT Stockholder shall have the right to designate ten DT Designees.  Of such ten DT Designees, (x) at least two of such DT Designees shall be designated following consultation with the then-serving Non-Affiliated Directors and shall qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC, and (y) one of such DT Designees shall be the Chief Executive Officer of DT (or, if such Person is unable to serve, another Person designated by DT).

(B)          Out of such fourteen Directors, three Directors shall not be designated by the DT Stockholder or the SoftBank Stockholder, but shall be recommended by the Nominating and Corporate Governance Committee of the Board for nomination by the Board, and shall each qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC.

(C)          The remaining Director shall be the Chief Executive Officer of the Company.

(ii)          Chairperson of the Board.  The DT Designee who is the Chief Executive Officer of DT (or, if such Person is unable to serve, another Person designated by DT) shall have the right to be the Chairperson of the Board.

(iii)          CEO Selection Committee of the Board.  The Board shall establish a standing CEO Selection Committee that has the exclusive right, by a majority vote of the members of such committee, to select, appoint, hire, fire and recall from office the Chief Executive Officer of the Company.  The CEO Selection Committee shall consist of five Directors, (A) three of whom shall be DT Affiliated Directors (unless otherwise consented in writing by DT), and (B) two of whom shall be Non-Affiliated Directors.

(iv)          Other Committees of the Board.  All other committees of the Board shall be comprised so that there be at least one Non-Affiliated Director (or such greater number as may be required by the rules of the SEC, NASDAQ or any other or additional exchange on which the securities of the Company are listed, or any other applicable securities Laws, including any requirement to have a minimum of three Directors who qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC on the Audit Committee) on each committee.  In addition, (x) the Chairperson of the Nominating and Corporate Governance Committee of the Board shall be a Non-Affiliated Director and (y) there shall be a transaction committee of the Board and the Chairperson of such committee shall be a DT Affiliated Director.

(e)          Less Than 50% or More Aggregate Voting Percentage.  At all times when either (i) the sum of the Voting Percentage of the DT Stockholder, the Voting Percentage of the SoftBank Stockholder and the Voting Percentage of R. Marcelo Claure is less than 50% or (ii) no Voting Security continues to be subject to the Proxy or the DT-Claure Proxy, then, in each case, each of the DT Stockholder and the SoftBank Stockholder shall have the right to designate a number of individuals to be nominees for election to the Board as follows so long as, in the case of such Stockholder, its Voting Percentage is 10% or more:

(i)          The number of such Stockholder’s Designees shall be equal to (x) such Stockholder’s Voting Percentage multiplied by (y) the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number (and in any event not less than one), and the Company and the Stockholders shall use their reasonable best efforts to cause such designees to be elected to the Board; provided that (A) in the case of the DT Stockholder, the number of Directors who are DT Affiliated Directors shall not in any event exceed a number equal to the Voting Percentage of the DT Stockholder multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number greater than zero; and (B) in the case of the SoftBank Stockholder, the number of Directors who are SoftBank Affiliated Directors shall not in any event exceed a number equal to the Voting Percentage of the SoftBank Stockholder multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number greater than zero.  If at any time the Voting Percentage of any Stockholder is less than 10%, such Stockholder shall promptly cause all of such Stockholder’s Designees then serving as Directors to resign from the Board, and the contractual rights of such Stockholder to designate one or more Stockholder’s Designees pursuant to this Article III shall forever terminate.

(ii)          Unless otherwise consented to in writing by the applicable Stockholder, the Company shall cause any committee of the Board to include in its membership (A) a number of a Stockholder’s Designees then serving as Directors equal to (x) such Stockholder’s Voting Percentage multiplied by (y) the total number of members that such committee would have if there were no vacancies on such committee, rounded to the nearest whole number, in each case except to the extent that such membership would violate the rules of the SEC, NASDAQ or any other or additional exchange on which the securities of the Company are listed (including any requirement to have a minimum of three Directors who qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC on the Audit Committee), or any other applicable securities Laws; provided, however, that no committee may consist solely of Affiliated Directors.  In addition, the Chairperson of the Nominating and Corporate Governance Committee of the Board shall be a Non-Affiliated Director.

(f)          Excess Representation.  Unless otherwise agreed by the parties, if at any time the number of a Stockholder’s Designees then serving as Directors or as members of any committee of the Board exceeds the number of a Stockholder’s Designees that such Stockholder is entitled to designate to the Board or any committee thereof pursuant to this Article III, such Stockholder shall promptly cause the number of such Stockholder’s Designees then serving as Directors or as members of such committee of the Board representing such excess to resign as promptly as possible as Directors or committee members, as applicable.

(g)          Qualification; Information.  Each Stockholder’s Designee shall not be prohibited or disqualified from serving as a Director pursuant to any rule or regulation of the SEC, NASDAQ or any other or additional exchange on which securities of the Company are listed or by applicable Law.  Each of the Stockholders shall, and shall cause such Stockholder’s Designees to, timely provide the Company with accurate and complete information relating to such Stockholder and such Stockholder’s Designees that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to such Stockholder’s Designees in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act, and the nationality of such Stockholder’s Designees.  In addition, at the Company’s request, each of the Stockholders shall cause such Stockholder’s Designees to complete and execute the Company’s director and officer questionnaire prior to being elected to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by the Company.

(h)          Notice.  With respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall provide each of the Stockholders with written notice of such meeting not less than 120 days prior to the date thereof (the “Meeting  Notice”), and each of the Stockholders shall provide the Company with written notice of the names (together with all other information requested by the Company pursuant to Section 3.1(g)) of such Stockholder’s Designees to be nominated for election at such meeting not more than 30 days following the delivery of such Meeting Notice.  If a Stockholder shall fail to timely provide the Company with the names of that number of such Stockholder’s Designees equal to the number of such Stockholder’s Designees that such Stockholder is entitled to designate pursuant to this Article III, the Nominating and Corporate Governance Committee of the Board shall nominate the incumbent Stockholder’s Designees serving on the Board at the time such Meeting Notice was delivered to the Stockholder.  If any of a Stockholder’s Designee is not qualified, available or eligible to stand for election, then the Stockholder that designated such Stockholder’s Designee may name an acceptable and available replacement of such Stockholder’s Designee and any such Stockholder’s Designee will be included as a nominee for election at such meeting if written notice of the name of such Stockholder’s Designee is provided to the Company within a reasonable period of time prior to the mailing of the proxy statement for such meeting.  The Company shall cause the Stockholder Designees to be included in the slate of Directors approved and recommended by the Board for election at such meeting and shall use its reasonable best efforts to cause the election of each such Stockholder’s Designee, including soliciting proxies in favor of the election of such Stockholder’s Designees at such meeting.

(i)          Increase in Size of Board.  If the size of the Board is increased at any time and, as a result of such increase, a Stockholder shall be entitled to designate one or more additional Stockholder’s Designees based upon the increased size of the Board and in accordance with this Section 3.1, then (i) such Stockholder shall be entitled promptly to designate such additional Stockholder’s Designees, and (ii) the Company shall cause the prompt appointment or election of such Stockholder’s Designee(s) as Director(s).

(j)          Resignation; Retirement; Death; Removal.  Upon the resignation, retirement, death or other removal (with or without cause) from office of any Stockholder’s Designee serving as a Director at a time when such Stockholder that designated such Stockholder’s Designee has the right under this Section 3.1 to designate a replacement Stockholder Designee, (i) such Stockholder shall be entitled promptly to designate a replacement Stockholder Designee and (ii) the Company and the other Stockholder shall take all necessary actions to cause the prompt appointment or election of such replacement Stockholder Designee as a Director; provided that, if such Stockholder’s Designee is a Non-Affiliated Director, then such Stockholder shall, prior to the removal and replacement of such Non-Affiliated Director, consult with the Nominating and Corporate Governance Committee of the Board and, if the other Stockholder would have a consultation right on the designation of the replacement of such Non-Affiliated Director pursuant to Section 3.1(c), such other Stockholder.

(k)          Notwithstanding anything to the contrary herein, the provisions of this Section 3.1 are subject to the provisions of Section 6.3.  In the event that the SoftBank Stock-holder shall no longer have its rights under this Section 3.1 pursuant to the provisions of Section 6.3, then at all times when both (i) the sum of the Voting Percentage of the DT Stockholder, the Voting Percentage of the SoftBank Stockholder and the Voting Percentage of R. Marcelo Claure is 50% or more and (ii) any Voting Security continues to be subject to the Proxy or the DT-Claure Proxy, (A) the Board shall consist of fourteen Directors; (B) out of such fourteen Directors, the DT Stockholder shall have the right to designate ten DT Designees (with at least two of such DT Designees to be designated following consultation with the then-serving Non-Affiliated Directors and whom shall qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC, and with one of such DT De-signees being the Chief Executive Officer of DT (or, if such Person is unable to serve, another Person designated by DT)); (C) out of such fourteen Directors, three Directors shall not be des-ignated by the DT Stockholder, but shall be recommended by the Nominating and Corporate Governance Committee of the Board for nomination by the Board, and shall qualify as an “inde-pendent director” under the listing standards of NASDAQ and the applicable rules of the SEC); and (D) the remaining Director shall be the Chief Executive Officer of the Company.

SECTION 3.2          Specified Actions Requiring Consent of DT.  In addition to any other vote, consent or approval required by the Company’s Organizational Documents, this Agreement or applicable Law, prior to the DT Specified Actions Termination Date, the Company shall not, and shall cause its Subsidiaries not to, take or agree to take any of the following actions, in each case without the prior written consent of DT, which consent DT may withhold in its sole discretion:

(i)          create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any Indebtedness (excluding any Permitted Debt) that would result in the Company and its Subsidiaries, on a consolidated basis, having or being liable for Indebtedness in an aggregate principal amount that would result in the Debt to Cash Flow Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available to be greater than 5.25 to 1.0 on a pro forma basis as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;

(ii)          take any action or enter into any transaction that would reasonably be expected to result in a breach of or default under any credit agreement, indenture, note, or similar instrument or security to which DT or any of its Affiliates is a party or is bound;

(iii)          acquire (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions (excluding the acquisition of products and equipment in the ordinary course of business) (each, an “Acquisition”), for consideration in excess of $1,000,000,000;

(iv)          sell, lease, transfer, Encumber (other than Permitted Liens) or otherwise dispose of (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any division, business, or operations of the Company or any of its Subsidiaries, or any equity interests of the Company or any of its Subsidiaries, in any single transaction or series of related transactions (each, a “Disposition”), for consideration in excess of $1,000,000,000 (it being understood that for the purposes of this Section 3.2(iv) only, the foregoing shall include (A) any merger, tender or exchange offer, amalgamation, consolidation or similar transaction involving the Company, pursuant to which the stockholders of the Company immediately prior to such merger, tender or exchange offer, amalgamation, consolidation or similar transaction would own, as of immediately after such transaction, less than 50% of the Voting Securities of the Company (or, in the case of a transaction where the Company or its successor entity becomes a direct or indirect Subsidiary of a publicly traded entity, own less than 50% of the voting securities of such publicly traded entity) and (B) any sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or other liquidation of the Company, in each of cases (A) and (B), whether in any single transaction or series of related transactions, and regardless of the amount of consideration (each of the transactions described in clause (A) and (B), a “Sale of the Company”));

(v)          change the size of the Board;

(vi)          issue any equity or equity-linked securities or other Voting Securities of the Company or any of its Subsidiaries, in any single transaction or series of related transactions (A) constituting 10% or more of the then outstanding shares of Common Stock (other than (1) grants of incentive awards to officers or employees of the Company or its Subsidiaries that are approved by the Board or the applicable committee thereof or (2) issuances of securities to the Company or any of its wholly owned Subsidiaries) or (B) for the purpose of redeeming or purchasing any Indebtedness of the Company held by DT or its Affiliates;

(vii)          (A) except as required by the Company’s Organizational Documents, repurchase or redeem any equity (or equity-based) securities of the Company or any of its non-wholly owned Subsidiaries, or (B) make any extraordinary or in-kind dividend with respect to any of the equity (or equity-based) securities of the Company or any of its Subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the Company or a dividend to the Company or any of its wholly owned Subsidiaries; or

(viii)          hire, or terminate without cause, its Chief Executive Officer, or agree to do so (provided that, if DT has a right to designate any DT Designees pursuant to Section 3.1(c) or 3.1(d), then such consent shall be evidenced by a majority vote of the members of the CEO Selection Committee).

SECTION 3.3          Organizational Documents Actions.  In addition to any other vote, consent or approval required by the Company’s Organizational Documents, this Agreement or applicable Law, for so long as the DT Stockholder’s Voting Percentage is 5% or greater, the Company shall not amend or seek to amend its Organizational Documents (including the creation of any stockholder rights plan or other amendment intended to limit the DT Stockholder’s ownership or acquisition of securities of the Company) in any manner that could limit, restrict or adversely affect the DT Stockholder or its rights thereunder without the prior written consent of the DT Stockholder, which consent may be withheld in its sole discretion.

SECTION 3.4          Debt Defaults.  The Company shall notify DT any time that it is reasonably likely that the Company or any of its Subsidiaries will default on any Indebtedness (as defined in the Business Combination Agreement) with a principal amount greater than $75 million (a “Potential Default”).  Thereupon, DT shall have the right, but not the obligation, to provide or to have its Affiliates provide new debt financing to the Company or such Subsidiary up to the amount of the Indebtedness that is the subject of the Potential Default plus any applicable prepayment or other penalties, on the same terms and conditions as such Indebtedness (together with any waiver of the Potential Default).  If DT elects to provide or to cause its Affiliates to provide the Company or such Subsidiary with new debt financing, the Company and such Subsidiary shall take any actions reasonably requested by DT (i) to prepare documentation reflecting the terms and conditions of the new debt financing; (ii) to repay the Indebtedness that is the subject of the Potential Default; and (iii) to take any other action necessary or desirable to avert the Potential Default.

SECTION 3.5          Information.

(a)          Subject to Section 6.3, for so long as the DT Stockholder’s Voting Percentage is 10% or greater, the DT Stockholder shall be entitled to the information and consultation rights set forth in this Section 3.5 with respect to the Company and its Subsidiaries, in addition to any other vote, consent or approval rights set forth herein, in the Company’s Organizational Documents or otherwise: (i) the DT Stockholder shall be entitled to consult with the officers of the Company with respect to the Company’s business and financial matters, including management’s proposed annual operating plans, and, upon request, members of management will meet with representatives of the DT Stockholder at mutually agreeable times and places for such consultation, including to review progress in achieving said plans; provided that such consultation shall not unreasonably disrupt the normal operations of the Company or its Subsidiaries and the DT Stockholder shall be responsible for any out-of-pocket costs and expenses incurred by the Company in connection with such consultation; (ii) the Company shall furnish the DT Stockholder with such available financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as the DT Stockholder may reasonably request; provided that such request must be made through the Company’s chief financial officer or one or more individuals designated by such person, and in any event, if a DT Designee is then serving as a Director, with all information provided to members of the Board; and (iii) the DT Stockholder shall be entitled to inspect all books and records and facilities and properties of the Company at reasonable times and intervals.

(b)          Subject to the requirements of applicable Law (including the regulations and rules of NASDAQ and any other or additional exchange on which the securities of the Company are listed), each of the Stockholders shall, and shall cause its officers, directors, employees, accountants, counsel and consultants (“Representatives”) and its Stockholder Designees to, keep confidential all information and documents of the Company and its Affiliates obtained by it and its Stockholder Designees (the “Company Information”) unless the Company Information (i) is or becomes publicly available other than as a result of a breach of this Section 3.5 by such Stockholder, including by way of actions taken by its Representatives or its Stockholder Designees; (ii) was within the possession of such Stockholder or its Stockholder Designees prior to being furnished such information by or on behalf of the Company on a non-confidential basis; provided that the source of such information was not known by such Stockholder, its Representatives or its Stockholder Designees to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its Subsidiaries with respect to the Company Information; (iii) was available to such Stockholder or its Stockholder Designees on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of its or their Representatives; provided that such source was not known to such Stockholder or its Stockholder Designees to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its Subsidiaries with respect to such Company Information; or (iv) was independently developed by or on behalf of such Stockholder without violating any of the obligations under this Section 3.5.  Each of the Stockholders shall, and shall cause its Controlled Affiliates, Representatives and Affiliated Directors to, comply with applicable Law regarding insider trading in the Company’s securities to the extent any of them is in possession of Company Information.

(c)          Each of the Stockholders hereby acknowledges that it is aware and will advise its Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities Laws prohibit any Person who is in possession of material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of the Company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities.

(d)          For so long as the Voting Percentage of the DT Stockholder is 20% or greater, the Company agrees that it will provide certain financial, accounting, tax and other advisory services as reasonably requested by the DT Stockholder on terms consistent with those contained in the letter agreement, dated February 10, 2015, by and between DT and the Company.

SECTION 3.6          Director Consent Rights.  In addition to any other vote, consent or approval required by the Company’s Organizational Documents, this Agreement, applicable Law or otherwise, during the term of this Agreement, each of the Stockholders agrees not to, and shall cause its Affiliated Directors then serving as Directors not to, support, enter into or vote in favor of (a) any transaction in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 between or involving both (i) the Company and (ii) such Stockholder or an Affiliate of such Stockholder, unless such transaction is approved unanimously by the Audit Committee of the Board (an “Approved Transaction”), or (b) any amendment or modification to, extension or waiver of, or statement of work under, an Approved Transaction, unless such amendment, modification, extension, waiver or statement of work has been approved by a majority of the Audit Committee.

SECTION 3.7          Acknowledgement of Voting Agreements and Proxies.

(a)          The Company acknowledges that, pursuant to the DT-SoftBank Agreement, SoftBank has agreed to, and has agreed to cause its Controlled Affiliates to, vote its and their Voting Securities as directed by DT and has granted to DT a proxy over its and their Voting Securities, in each case, in accordance with the terms and subject to the conditions set forth in the DT-SoftBank Agreement (such voting obligation and proxy, the “Proxy”).  The Company agrees to take such actions as reasonably requested by DT to facilitate the Proxy as contemplated by the DT-SoftBank Agreement.

(b)          The Company acknowledges that, pursuant to the DT-Claure Agreement, R. Marcelo Claure and any MC Related Persons (as such term is defined in the DT-Claure Agreement) have agreed to vote the MC Retained Shares and any shares of Common Stock acquired by R. Marcelo Claure after the date of the DT-Claure Agreement (together, the “MC Shares”) as directed by DT and have granted to DT a proxy over the MC Shares, in accordance with the terms and subject to the conditions set forth in the DT-Claure Agreement (such voting obligation and proxy, the “DT-Claure Proxy”). The Company agrees to take such actions as reasonably requested by DT to facilitate the DT-Claure Proxy as contemplated by the DT-Claure Agreement.

SECTION 3.8          Top Up Procedures.  In the event that the Voting Percentage of the DT Stockholder would be reduced to less than 30% after the date hereof as a direct result of a proposed issuance by the Company of any equity or equity-linked securities or other Voting Securities, in a public or private offering, regardless of the number of purchasers, in exchange for cash (a “Dilutive Issuance”), the DT Stockholder shall have the right to acquire newly issued Voting Securities issued directly from the Company, either as part of the Dilutive Issuance or otherwise as determined mutually by the Company and the DT Stockholder, up to an amount that would cause the DT Stockholder’s Voting Percentage to equal its Voting Percentage as of immediately prior to the Dilutive Issuance (the “Top Up Right,” and such newly issued Voting Securities issued by the Company to the DT Stockholder pursuant to such Top Up Right, the “Top Up Shares”).  The price per share applicable to the Top Up Shares shall be equal to the price per share applicable to the Dilutive Issuance that triggered the Top Up Right; provided that if the price per share applicable to the Dilutive Issuance is not available or readily determinable, then the price per share applicable to the Top Up Shares shall instead be equal to the average of the volume-weighted average prices per share of the Common Stock on the national securities exchange on which the Common Stock is then listed (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by DT) for the ten consecutive trading days immediately preceding the date that the Dilutive Issuance is consummated or completed or as otherwise determined mutually by the Company and the Stockholder.  In the event the Company proposes to issue Voting Securities that would constitute a Dilutive Issuance, the Company shall provide a written notice of the Dilutive Issuance to the DT Stockholder (the “Dilutive Issuance Notice”) no later than 10 Business Days prior to the Dilutive Issuance, which Dilutive Issuance Notice shall set forth the proposed price per share of the Voting Securities to be sold in the Dilutive Issuance and the number of Voting Securities proposed to be sold in the Dilutive Issuance, and all other material terms and conditions applicable to the Company’s proposed sale of Voting Securities in the Dilutive Issuance.  In the event that the DT Stockholder elects to exercise its Top Up Right, it shall deliver a written notice (the “Top Up Election”) to the Company no later than the 3rd Business Day prior to the proposed date of the Dilutive Issuance as set forth in the Dilutive Issuance Notice, which shall set forth the number of Voting Securities the DT Stockholder intends to acquire from the Company pursuant to its Top Up Right.  Following the Company’s receipt of a Top Up Election, the Company shall (i) use reasonable best efforts to take such actions as are necessary to issue the Top Up Shares to the DT Stockholder, including by obtaining all consents and approvals required to be obtained from the Company, its stockholders and any Governmental Entity and making all necessary registrations and filings related thereto; and (ii) promptly consummate such issuance to such Stockholder following the receipt of all such required consents and approvals.

ARTICLE IV

CERTAIN TRANSFERS OF COMMON STOCK

SECTION 4.1          Certain Acquisitions.

(a)          The Stockholders shall not, and shall cause their respective Affiliates not to, directly or indirectly, alone, together or in concert with any other Person, acquire, offer to acquire or agree to acquire (including from the Company) Beneficial Ownership of any Common Stock that would cause the Voting Percentage of both Stockholders, taken together, to exceed 80.1%, except in accordance with Section 4.1(b) and the terms of the DT-SoftBank Agreement.

(b)          If any Stockholder or its Affiliates, either alone or as part of a group (as such term is contemplated by Section 13d-5(b) of the Exchange Act) formed for the purpose of making a Proposed Acquisition (as defined below) (together, the “Acquiring Stockholder”), directly or indirectly acquires or proposes to acquire Common Stock that would cause the Voting Percentage of both Stockholders, taken together, to exceed 80.1% (the “Proposed Acquisition”), then such Acquiring Stockholder shall offer to acquire all of the then-outstanding Common Stock at the same price and on the same terms and conditions as the Proposed Acquisition (the “Stockholder Purchase Offer”).  The Stockholder Purchase Offer may contemplate a merger or other consolidation, a tender offer or any other transaction that permits the acquisition of all of the then-outstanding Common Stock.  The Acquiring Stockholder shall not, and shall cause its Affiliates not to, consummate, in whole or in part, any Proposed Acquisition or Stockholder Purchase Offer unless such Stockholder Purchase Offer is either (i) accepted and approved by a majority of the Directors, which majority includes a majority of the Non-Affiliated Directors, or (ii) accepted or approved by holders of a majority of the Common Stock held by stockholders of the Company other than any of the Stockholders and their respective Affiliates (either of clause (i) or (ii), the “Required Approval”).  The Acquiring Stockholder may, in its sole discretion, withdraw any Stockholder Purchase Offer and terminate any Proposed Acquisition at any time.

SECTION 4.2          Certain Dispositions.

(a)          If any Stockholder intends to Transfer any Common Stock to a Third Party (the “Proposed Acquiror”), as a result of which Transfer (to the knowledge of such Stockholder following reasonable inquiry) the Proposed Acquiror’s Voting Percentage would be greater than 30% (the “Proposed Sale”), then such Stockholder shall not effect such Proposed Sale other than in accordance with Section 4.2(b).  This Section 4.2 shall not apply to (i) any Transfer of Common Stock to the Mandatory Exchangeable Issuer or (ii) any Transfer of Common Stock pursuant to the exercise of the SB-Company Call Option or the SB-DT Call Option.

(b)          No Proposed Sale shall be consummated unless (i) such Proposed Sale receives approval by the Board (including the Required Approval) or (ii) the Proposed Acquiror shall contemporaneously make a binding offer to acquire all of the then-outstanding Common Stock at the same price and on the same terms and conditions as the Proposed Sale (the “Acquiror Purchase Offer”).  The Acquiror Purchase Offer may contemplate a merger or other consolidation, a tender offer or any other transaction that permits the acquisition of all of the then-outstanding Common Stock.

ARTICLE V

REGISTRATION RIGHTS

SECTION 5.1          Shelf Registration.  The Company shall use its commercially reasonable efforts to make and keep effective (including by renewing or refiling upon expiration), a shelf registration statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act by the Stockholders of the Registrable Securities, which registration statement shall be filed on (a) Form S-3, if the Company is then eligible to file a registration statement on Form S-3 (pursuant to the General Instructions to Form S-3) (“S-3 Eligible”), which Form S-3 shall be filed as an automatically effective registration statement if the Company is eligible for such filing, or (b) any other appropriate form under the Securities Act for the type of offering contemplated by a Stockholder, if the Company is not then S-3 Eligible.  Thereafter, the Company shall, as promptly as reasonably practicable following the written request of a Stockholder (each, a “Requesting  Stockholder”) for a resale of Registrable Securities (a “Takedown Request”), file a prospectus supplement (a “Takedown Prospectus Supplement”) to such shelf registration statement filed under Rule 424 promulgated under the Securities Act with respect to resales of the Registrable Securities pursuant to the Requesting Stockholder’s intended method of distribution thereof, and to the extent such Takedown Prospectus Supplement is not automatically effective upon filing, shall, subject to the terms of this Article V, use its commercially reasonable efforts to cause such prospectus supplement to be declared effective under the Securities Act promptly after the filing thereof.  Each Takedown Request shall specify the Registrable Securities to be registered, their aggregate amount, and the intended method or methods of distribution thereof.  The Requesting Stockholder agrees to provide the Company with such information in connection with a Takedown Request as may be reasonably requested by the Company to ensure that the Takedown Prospectus Supplement complies with the requirements of the Securities Act.

SECTION 5.2          Demand Registration.  At any time that the shelf registration statement required pursuant to Section 5.1 shall not be available for the resale of the Registrable Securities, including if for any reason the Company shall be ineligible to maintain or use a shelf registration statement, the Company shall, as promptly as reasonably practicable following the written request of a Requesting Stockholder for registration under the Securities Act of all or part of the Registrable Securities (a “Demand Request”), file a registration statement with the SEC (a “Demand Registration Statement”) with respect to resales of the Registrable Securities pursuant to the Requesting Stockholder’s intended method of distribution thereof, and shall, subject to the terms of this Article V, use its commercially reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act promptly after the filing thereof; provided that such Demand Registration Statement shall be filed on (a) Form S-3, if the Company is then S-3 Eligible, or (b) any other appropriate form under the Securities Act for the type of offering contemplated by the Requesting Stockholder, if the Company is not then S-3 Eligible.  Each Demand Request shall specify the Registrable Securities to be registered, their aggregate amount, and the intended method or methods of distribution thereof.  The Requesting Stockholder agrees to provide the Company with such information in connection with a Demand Request as may be reasonably requested by the Company to ensure that the Demand Registration Statement complies with the requirements of the Securities Act.

SECTION 5.3          Registration Obligations.

(a)          Notwithstanding anything to the contrary set forth in Section 5.1 or Section 5.2, the Company shall not be obligated to prepare, file or cause a Demand Registration Statement or Takedown Prospectus Supplement to become effective:

(i)          unless the expected proceeds from the sale of the Registrable Securities to be included in such Demand Registration Statement or Takedown Prospectus Supplement is $100,000,000 or greater; and

(ii)          in the case of Registrable Shares, within 90 days after the effective date of a Takedown Prospectus Supplement, a Demand Registration Statement or a registration statement in which the Requesting Stockholder participated pursuant to its piggy-back rights pursuant to Section 5.4 (provided that the number of Registrable Shares included in such Piggy-Back Registration was not less than 60% of the number of Registrable Shares requested to be registered by the Requesting Stockholder pursuant to the Piggy-Back Request related to such Piggy-Back Registration), in each case with respect to Registrable Shares.

(b)          Any Takedown Request or Demand Request may be revoked by notice from the Requesting Stockholder to the Company at any time prior to the effective date of the corresponding Takedown Prospectus Supplement or Demand Registration Statement; provided that (i) the Requesting Stockholder reimburses the Company for all reasonable, out-of-pocket expenses incurred by the Company in connection with such Takedown Request or Demand Request, and (ii) the Requesting Stockholder shall not make another Takedown Request or Demand Request with respect to Registrable Shares during the 45 days following the date of a revocation with respect to Registrable Shares.

(c)          Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not in excess of 60 days, but in no event more than twice in any 12-month period (a “Blackout Period”), the filing or effectiveness of any Takedown Prospectus Supplement or Demand Registration Statement or the offer or sale of any Registrable Securities thereunder if one or more executive officers of the Company shall determine in good faith that any such filing or the offering or sale of any Registrable Securities thereunder would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from the Company’s investment banker or financial advisor, materially and adversely impede, delay or otherwise interfere with any pending or contemplated financing, offering or sale of any class of securities by the Company, (iii) require disclosure of material non-public information which, if disclosed at such time, would not be in the best interests of the Company and its stockholders, or (iv) have a material adverse effect on the Company; provided that in the event that the Company proposes to register Common Stock, whether or not for sale for its own account, during a Blackout Period, each of the Stockholders shall have the right to exercise its rights under Section 5.4 with respect to such registration, subject to the limitations contained in this Agreement on the exercise of such rights.  Upon notice by the Company to each of the Stockholders of any such determination, such Stockholder shall, except as required by applicable Law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or Transfer by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

(d)          In connection with any offering pursuant to a Takedown Prospectus Supplement or a Demand Registration Statement, the managing underwriter for such offering shall be selected by the Requesting Stockholder (or, if there is more than one Requesting Stockholder, by the Requesting Stockholders); provided, however, that the managing underwriter must be a nationally recognized investment banking firm.

SECTION 5.4          Piggy-Back Registration.  If the Company at any time proposes or is required to register any Common Stock or Company debt securities under the Securities Act on its behalf or on behalf of any of its stockholders (including any Requesting Stockholder), on a form and in a manner that would permit registration of the Registrable Securities (other than in connection with dividend reinvestment plans, rights offerings or a registration statement on Form S-4 or S-8 or any similar successor form), the Company shall give each of the Stockholders prompt written notice of its intent to do so not less than 15 Business Days prior to the contemplated filing date for such registration statement.  Upon the written request of any Stockholder (a “Piggy-Back Request”), given within five Business Days following the time that such Stockholder was given any such written notice (which Piggy-Back Request shall specify the number of Registrable Securities requested to be registered on behalf of such Stockholder) (the “Piggy-Back Securities”), the Company shall include in such registration statement (a “Piggy-Back Registration”), subject to the provisions of this Section 5.4 and, in the case of a registration on behalf of any of the Company’s stockholders, subject to the rights of such stockholders, the number of Registrable Securities set forth in such Piggy-Back Request.

SECTION 5.5          Cutbacks.  In the event that (x) the Company proposes or is required (other than pursuant to a Takedown Request or Demand Request) to register Common Stock or Company debt securities in connection with an underwritten offering, (y) one or both of the Stockholders has made a Piggy-Back Request with respect to such offering, and (z) a nationally recognized investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, the Stockholder(s) or any other holder of Common Stock or Company debt securities intending to offer Common Stock or Company debt securities in the offering, as applicable (each, an “Other Holder”) in writing that, in its opinion, the inclusion in the registration statement of some or all of the Common Stock or Company debt securities sought to be registered by the Company, the Stockholder(s) or the Other Holder(s) would adversely affect the price or success of the offering, the Company shall include in such registration statement such number of shares of Common Stock or principal amount of Company debt securities as the Company is advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority:

(a)          if such registration is by the Company for its own account, (i) first, such number of shares of Common Stock or principal amount of Company debt securities as the Company proposes to register for its own account, (ii) second, to the extent the number of shares of Common Stock or Company debt securities to be included in the registration pursuant to clause (i) is less than the Maximum Number, such number of Piggy-Back Securities as the Requesting Stockholder(s) proposes to be included pursuant to a Piggy-Back Request (with such number of Piggy-Back Securities allocated pro rata between the Requesting Stockholder(s) in proportion to their respective Voting Percentages), and (iii) third, to the extent the number of shares of Common Stock or Company debt securities to be included in the registration pursuant to clauses (i) and (ii) is less than the Maximum Number, such number of shares of Common Stock or principal amount of Company debt securities as all Other Holders request to be included for their own account (with such number of shares or principal amount of debt allocated pro rata between the Other Holders in proportion to their respective Voting Percentages); or

(b)          if such registration is pursuant to the demand registration rights of one or more Other Holders, (i) first, such number of shares of Common Stock or principal amount of Company debt securities as such Other Holder(s) and the Requesting Stockholder(s) propose to be included (with such number of shares or principal amount allocated pro rata among the Other Holder(s) and the Requesting Stockholder(s) in proportion to their respective Voting Percentages), and (ii) second, to the extent the number of shares of Common Stock or Company debt securities to be included in the registration pursuant to clause (i) is less than the Maximum Number, such number of shares of the Common Stock or principal amount of Company debt securities as the Company requests to be included.

SECTION 5.6          Termination of Registration Obligation.  The obligation of the Company to register Registrable Securities pursuant to this Article V and maintain the effectiveness of any shelf registration statement filed pursuant to Section 5.1 and Section 5.2 shall terminate with respect to a Stockholder (a) solely with respect to Registrable Shares, on the first date on which such Stockholder’s Voting Percentage is less than 5%, and (b) solely with respect to Registrable Debt, on the first date on which such Stockholder no longer Beneficially Owns any Registrable Debt.

SECTION 5.7          Registration Procedures.  (a) In connection with each registration statement prepared pursuant to this Article V pursuant to which Registrable Securities will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such registration statement, the Company shall:

(i)          use its commercially reasonable efforts to, as promptly as reasonably practicable, prepare and file with the SEC a registration statement on an appropriate registration form of the SEC and cause such registration statement to become effective under the Securities Act promptly after the filing thereof, which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Requesting Stockholder(s) draft copies of all such documents proposed to be filed at least five Business Days prior to such filing, which documents will be subject to the reasonable review and comment of the Requesting Stockholder(s) and its agents and Representatives and the underwriters, if any, and the Company shall not file any amendment or supplement to a Takedown Prospectus Supplement or Demand Registration Statement to which the Requesting Stockholder(s) or the underwriters, if any, shall reasonably object;

(ii)          use its commercially reasonable efforts to, as promptly as reasonably practicable, furnish without charge to the Requesting Stockholder(s) and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by the Requesting Stockholder(s) or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as the Requesting Stockholder(s) or the underwriters, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by the Requesting Stockholder(s) (the Company hereby consents to the use in accordance with the U.S. securities Laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Requesting Stockholder(s) and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(iii)          use its commercially reasonable efforts to keep such registration statement effective until the date that is 45 days after the date such registration statement is initially declared effective (or such shorter period as shall terminate when all of the securities covered by the registration statement have been disposed or withdrawn, or if such registration statement relates to a firm commitment underwritten offering, such longer period as, in the opinion of counsel for the underwriters for such offering, a prospectus is required under the Securities Act to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (but not in excess of 90 days) (the “Effective  Period”), prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv)          use its commercially reasonable efforts to, as promptly as reasonably practicable, register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Requesting Stockholder(s) or any underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the Laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this subparagraph (iv);

(v)          use its commercially reasonable efforts to, as promptly as reasonably practicable, cause all Registrable Shares covered by such registration statement, if any, to be listed (after notice of issuance) on NASDAQ or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

(vi)          use its commercially reasonable efforts to promptly notify the Requesting Stockholder(s) and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)          during the Effective Period, use its commercially reasonable efforts to obtain, as promptly as practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(viii)          use its commercially reasonable efforts to deliver promptly to the Requesting Stockholder(s) and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR) and permit the Requesting Stockholder(s) to do such investigation with respect to information contained in or omitted from the registration statement as it deems reasonably necessary for the purpose of conducting due diligence with respect to the Company; provided that any such investigation shall not interfere unreasonably with the Company’s business;

(ix)          use its commercially reasonable efforts to, as promptly as reasonably practicable, provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x)          use its commercially reasonable efforts to cooperate with the Requesting Stockholder(s) and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriters, if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Requesting Stockholder(s), in each case at least two Business Days prior to any sale of Registrable Securities;

(xi)          in the case of a firm commitment underwritten offering, use its commercially reasonable efforts to, as promptly as reasonably practicable, enter into an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable registration statement;

(xii)          use its commercially reasonable efforts to, as promptly as reasonably practicable, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii)          use its commercially reasonable efforts to, as promptly as reasonably practicable, provide to counsel to the Requesting Stockholder(s) and to the managing underwriters, if any, and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

(xiv)          cause its officers to fully cooperate with the marketing of the Registrable Securities covered by the registration statement, including, at the recommendation or request of the underwriters, making themselves available to participate in “road-show,” “one-on-one,” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s);

(xv)          otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange; and

(xvi)          use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company.

(b)          In the event that the Company would be required, pursuant to Section 5.7(a)(vi)(E), to notify the Requesting Stockholder(s) or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to Section 5.3(c), as promptly as practicable, prepare and furnish to the Requesting Stockholder(s) and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Requesting Stockholder(s) agrees that, upon receipt of any notice from the Company pursuant to Section 5.7(a)(vi)(E), it shall, and shall use its reasonable best efforts to, cause any sales or placement agent or agents for the Registrable Securities and the underwriters, if any, to forthwith discontinue disposition of the Registrable Securities until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Securities as soon as practicable after such Requesting Stockholder’s or Requesting Stockholders’ receipt of such notice.

(c)          (i) If requested by the managing underwriter for an underwritten offering (primary or secondary) of any equity securities of the Company, the Requesting Stockholder(s) agrees not to effect any Transfer of any Registrable Shares, including any sale pursuant to Rule 144, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten days prior to, and during the 90-day period (or such longer period as the Requesting Stockholder(s) agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering covered by a registration statement referred to in Section 5.4 if the Requesting Stockholder(s) is permitted to include Registrable Shares thereunder.

(ii)          The Company hereby agrees that if it shall previously have received a request pursuant to Section 5.1 or Section 5.2 for registration of Registrable Securities in an underwritten offering, and if such previous registration shall not have been withdrawn or abandoned, the Company, if requested by the managing underwriter for such underwritten offering, shall not Transfer to a third party or third parties any Common Stock, any other equity security of the Company or any security convertible into or exchangeable for any equity security of the Company until the earlier of (A) 90 days after the effective date of such registration statement and (B) such time as all of the Registrable Securities covered by such registration statement have been distributed; provided, however, that notwithstanding the foregoing, the Company may Transfer Common Stock or such other securities (1) as part of such underwritten offering, (2) pursuant to a registration statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (3) as part of a transaction under Rule 145 of the Securities Act, (4) in one or more private transactions that would not interfere with the method of distribution contemplated by such registration statement, or (5) if such Transfer was publicly announced or agreed to in writing by the Company prior to the date of the receipt of such request pursuant to Section 5.1.

(d)          The Requesting Stockholder(s) shall furnish to the Company in writing such information regarding the Requesting Stockholder(s) and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order for the Company to comply with its obligations under all applicable securities and other Laws and to ensure that the prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder.  The Requesting Stockholder(s) shall promptly notify the Company of any inaccuracy or change in information previously furnished by the Requesting Stockholder(s) to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)          In the case of any underwritten offering of shares of Common Stock registered under a Takedown Prospectus Supplement or a Demand Registration Statement, or in the case of a registration under Section 5.4 if the Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or register such Person’s Common Stock.

SECTION 5.8          Registration Expenses.  Each of the Stockholders shall bear all agent fees and commissions, underwriting discounts and commissions and fees and disbursements of its counsel and accountants in connection with any registration and sale of any Registrable Securities by it, including pursuant to Section 5.1 or Section 5.4.  Except as otherwise provided in this Agreement, the Company shall bear all other fees and expenses in connection with any registration statement for the registration of any Registrable Securities, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for the Company.

SECTION 5.9          Indemnification; Contribution.  (a) The Company shall, and it hereby agrees to, indemnify and hold harmless each of the Stockholders and its Controlling Persons, if any, and each underwriter and its Controlling Persons, if any, in any offering or sale of the Registrable Securities, including pursuant to Section 5.1, Section 5.2 or Section 5.4, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including actual out-of-pocket fees of counsel reasonably incurred) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically any such Stockholder or underwriter for any actual out-of-pocket legal or other actual out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon information furnished to the Company by any Stockholder, any underwriter or any Representative of such Stockholder, expressly for use therein, or by such Stockholder’s failure to furnish the Company, upon request, with the information with respect to such Stockholder, or any underwriter or Representative of such Stockholder, or such Stockholder’s intended method of distribution, that is the subject of the untrue statement or omission.

(b)          Each of the Stockholders shall, and hereby agrees to, (i) indemnify and hold harmless the Company, its directors, officers, employees and Controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and Controlling Persons, if any, in any offering or sale of Registrable Securities by it against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein, and (ii) reimburse the Company for any actual out-of-pocket legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

(c)          Each of the Stockholders and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 5.9(a) or Section 5.9(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  If, however, the allocation in the first sentence of this Section 5.9(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.9(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 5.9(c).  The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 5.10) any actual out-of-pocket legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 5.10          Indemnification Procedures.  (a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 5.9 in respect of, arising out of or involving a Claim against such indemnified party, such indemnified party shall notify the Company, the DT Stockholder or the SoftBank Stockholder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.  The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)          If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party.  Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party.  If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party.  The Indemnifying Party shall be liable for the actual out-of-pocket fees and expenses of counsel reasonably incurred by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences.  If the Indemnifying Party chooses to defend any Claim, the other party shall cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use of reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 5.11          Transferee Registration Rights.  Any transferee who acquires at least 5% of either the Registrable Shares or the Registrable Debt pursuant to a Transfer that is not registered under the Securities Act (each, a “Registrable Securities Transferee”) shall be entitled to enjoy the same registration and other rights pursuant to this Article V as does the Stockholder that effected such Transfer so long as the Registrable Shares or the Registrable Debt held by such Registrable Securities Transferee may not be sold or disposed of pursuant to Rule 144 without volume limitations at the time when such Registrable Securities Transferee seeks to exercise its rights pursuant to this Agreement.  Any Registrable Securities Transferee shall enjoy such right pursuant to this Section 5.11 if and to the extent the Company shall have received (x) written notice from the Stockholder that effected such Transfer stating the name and address of such Registrable Securities Transferee and identifying the amount of Registrable Shares or Registrable Debt with respect to which such rights under this Article V apply and (y) a written agreement from such Registrable Securities Transferee to be bound by all of the relevant terms of this Article V.  In relation to any such Registrable Securities Transferee, the terms “DT Stockholder,” “SoftBank Stockholder” “Stockholder” or “Requesting Stockholder,” as the case may be, as used in this Article V shall, where appropriate, be deemed to refer to such Registrable Securities Transferee.  After such Transfer, the Stockholder that effected such Transfer shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such Stockholder.  Upon the request of the Stockholder that effected such Transfer, the Company shall execute a registration rights agreement with such Registrable Securities Transferee or a proposed Registrable Securities Transferee substantially similar to the applicable sections of this Article V.

ARTICLE VI

NON-COMPETITION

SECTION 6.1          Non-Competition.  Each of the Stockholders agrees that (a) for the period commencing at the Closing and expiring on the date that is six months after the first date on which such Stockholder’s Voting Percentage is less than 10%, neither such Stockholder nor any of its Controlled Affiliates shall directly engage in the provision to retail mass market customers in the Territory through a terrestrial facilities-based network of Commercial Mobile Radio Services, Broadband Internet Access Service or acting as a Multichannel Video Programming Distributor, in each case as such term is defined by the Federal Communications Commission as of the date of the Business Combination Agreement, including conventional mobile virtual network operator, but in each case excluding the provision of (i) devices, software, apps, advertising and “over-the-top” services on or through mobile, wireless or wired networks, (ii) resale of network services ancillary to providing Internet of Things products or services, including autonomous driving, accident prevention, monitoring and security, smart agriculture, demand forecasting, consumer services, preventative medicine, health monitoring and smart houses and mapping services, and/or (iii) satellite-based services, and (b) in the case of the DT Stockholder, for the period commencing at the Closing and expiring on the first anniversary of the termination of the Trademark License in accordance with its terms and, in the case of the SoftBank Stockholder, at any time after the Closing, manufacture, market or distribute any products or services under, or use in any way, the trademark T-MOBILE in connection with any of the activities described in clause (a) (subject to the exceptions therein), other than by the Company and its Affiliates in accordance with the terms of the Trademark License (each of (a) and (b), a “Competing Business”).  Each of the Stockholders further agrees that, during the applicable period set forth in clause (a) or (b), it will not acquire an interest in (whether as a stockholder, member or partner, but in each case excluding any such interest not exceeding 10% of the voting equity of a Person engaged in a Competing Business or any such interests in a Person engaged in a Competing Business if the aggregate purchase price for all of such interests is less than $50,000,000), or manage, operate, or control, or act as or have the right to appoint a director of, any Person engaged in a Competing Business (other than the Company and its Subsidiaries) (it being understood that no ownership permitted by this sentence shall be considered to be a breach of any other part of this Section 6.1).  If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 6.1 invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to and shall reform this Section 6.1 to reduce the time, geographic area and/or scope of activity, to delete specific words or phrases, and/or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

SECTION 6.2          Reasonable Scope.  Each of the Stockholders acknowledges and agrees that the agreements and covenants set forth in Section 6.1 are (a) necessary to protect the legitimate business interests of the Company, (b) reasonable as to time, geographic area and scope of activity and do not impose a greater restraint on the activities of such Stockholder than is reasonably necessary to protect such legitimate business interests of the Company, and (c) reasonable in light of the consideration and other value provided, directly or indirectly, to such Stockholder by the Company pursuant to this Agreement and the Business Combination Agreement.  Each of the Stockholders hereby waives any and all rights to contest the validity of the agreements and covenants set forth in Section 6.1 on the ground of the reasonableness of the length of their term or the breadth of their geographic area or scope of activity.

SECTION 6.3          Consequences of Certain Vision Fund Activities.  In the event that any Vision Fund Person acquires (a) any interest (whether as a stockholder, member or partner) in excess of 10% of the voting equity of any of the Persons set forth on Schedule 6.3 or any successor thereto (whether by merger, spin-off, split-off, reorganization, recapitalization, liquidation, dissolution, acquisition or disposition of material assets or equity interests or otherwise) (each, a “Schedule 6.3 Person”), then the SoftBank Stockholder shall (i) immediately give written notice thereof to the Company and (ii) be deemed to automatically, irrevocably and immediately waive all rights it may then or in the future have under Section 3.1.  If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 6.3 invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to and shall reform this Section 6.3 to reduce the time, geographic area and/or scope of activity, to delete specific words or phrases, and/or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  The SoftBank Stockholder acknowledges and agrees that the agreements and covenants set forth in this Section 6.3 are (a) necessary to protect the legitimate business interests of the Company, (b) reasonable as to time, geographic area and scope of activity and do not impose a greater restraint on the activities of the SoftBank Stockholder than is reasonably necessary to protect such legitimate business interests of the Company, and (c) reasonable in light of the consideration and other value provided, directly or indirectly, to the SoftBank Stockholder by the Company pursuant to this Agreement and the Business Combination Agreement.  The SoftBank Stockholder hereby waives any and all rights to contest the validity of the agreements and covenants set forth in this Section 6.3 on the ground of the reasonableness of the length of their term or the breadth of their geographic area or scope of activity.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1          Injunctive Relief.  The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 7.6(a), without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with any such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

SECTION 7.2          Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.  Except as otherwise provided in this Agreement, no party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, without the prior written consent of the other parties; provided that, without the written consent of the other parties, (a) each Stockholder may assign any of its rights or obligations hereunder, in whole or in part, to any Person that will be a successor to or that will acquire Control of such Stockholder, whether by merger, consolidation or sale of all or substantially all of its assets,

(a)          the Company’s obligations will succeed to any Person that will be a successor to the Company, whether by merger, consolidation or sale of all or substantially all of its assets, and

(b)          each Stockholder may assign certain of its rights in accordance with Section 5.11.  Any purported direct or indirect assignment in violation of this Section 7.2 shall be null and void ab initio.

SECTION 7.3          Amendments; Waiver.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by the parties.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of any party granting any waiver in any other respect or at any other time.  The waiver by the Company or any Stockholder of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 7.4          Termination.  Except as otherwise provided in this Agreement (including Section 5.6(b)), this Agreement shall terminate with respect to any particular Stockholder (including Section 6.3 with respect to SoftBank) at any time after which such Stockholder’s Voting Percentage is less than 5%; provided, however, that (a) the obligations of the Company under Section 3.2 shall terminate on the DT Specified Actions Termination Date; (b) the indemnity and contribution provisions contained in Section 5.9 and Section 5.10 shall remain operative and in full force and effect regardless of any termination of this Agreement; and (c) the provisions of Article VI and this Article VII shall survive any termination of this Agreement or any provision thereof.  Nothing in this Agreement shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of a party to compel specific performance by the other party of its obligations under this Agreement.

SECTION 7.5          Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or delivered by electronic mail (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to T-Mobile, to:

T-Mobile US, Inc. 12920 SE 38th Street Bellevue, WA 98006
Attention:	Broady Hodder
Email:	Broady.Hodder@t-mobile.com

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004
Attention:	Daniel Bursky Mark Hayek
Email:	Daniel.Bursky@friedfrank.com Mark.Hayek@friedfrank.com

and

Latham & Watkins LLP 885 Third Avenue New York, NY 10022
Attention:	Charles K. Ruck Daniel E. Rees
Email:	Charles.Ruck@lw.com Daniel.Rees@lw.com

if to DT or the DT Stockholder, to:

Deutsche Telekom AG Friedrich-Ebert-Allee 140 53113 Bonn Germany
Attention:	General Counsel
Email:	Axel.luetzner@telekom.de

with a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019
Attention:	Richard Hall
Andrew C. Elken
Email:	RHall@cravath.com
AElken@cravath.com

if to SoftBank or the SoftBank Stockholder, to:

SoftBank Group Corp. Tokyo Shiodome Bldg. 1-9-1 Higashi-shimbashi Minato-ku, Tokyo 105-7303 Japan
Attention:	Corporate Officer, Head of Legal Unit
Email:	sbgrp-legalnotice@g.softbank.co.jp
sbgi-legal@softbank.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attention:	Robert DeLaMater Sarah Payne
Email:	DeLaMaterR@sullcrom.com PayneSA@sullcrom.com

SECTION 7.6          Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  In any action between the parties arising out of or relating to this Agreement, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware.  Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 7.5 shall be effective service of process for any such action.  Each party hereto irrevocably designates C.T. Corporation as its agent and attorney in fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with in interest.

(b)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.6(b).

SECTION 7.7          Interpretation.  The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

SECTION 7.8          Entire Agreement; No Other Representations.  This Agreement and the Business Combination Agreement and, with respect to the DT Stockholder and the SoftBank Stockholder, the DT-SoftBank Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 7.9          No Third-Party Beneficiaries.  Except as explicitly provided for in Section 5.9, Section 5.10 and Section 5.11, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 7.10          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.11          Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 7.12          Affiliated Entities.  To the extent that any Controlled Affiliate of DT is a DT Stockholder, DT shall cause such Controlled Affiliate to comply with all obligations under this Agreement applicable to the DT Stockholder, and in furtherance of the foregoing, if any Controlled Affiliate of DT becomes a Beneficial Owner of Voting Securities on or after the date hereof, such Controlled Affiliate shall, and DT shall cause such Controlled Affiliate to, promptly (and in advance of such Controlled Affiliate becoming a Beneficial Owner, if reasonably practicable) execute a joinder in substantially in the form of Annex I, and to execute any and all documents or instruments and take such other actions required, or otherwise reasonably requested by SoftBank, to ensure that such Controlled Affiliate is subject to the obligations under this Agreement applicable to the DT Stockholder (provided that any failure to execute such documents or instruments or take such other actions shall not affect such obligations hereunder).  To the extent that any Controlled Affiliate of SoftBank is a SoftBank Stockholder, SoftBank shall cause such Controlled Affiliate to comply with all obligations under this Agreement applicable to the SoftBank Stockholder, and in furtherance of the foregoing, if any Controlled Affiliate of SoftBank becomes a Beneficial Owner of Voting Securities on or after the date hereof, such Controlled Affiliate shall, and SoftBank shall cause such Controlled Affiliate to, promptly (and in advance of such Controlled Affiliate becoming a Beneficial Owner, if reasonably practicable) execute a joinder in substantially in the form of Annex I, and to execute any and all documents or instruments and take such other actions required, or otherwise reasonably requested by DT, to ensure that such Controlled Affiliate is subject to the obligations under this Agreement applicable to the SoftBank Stockholder (provided that any failure to execute such documents or instruments or take such other actions shall not affect such obligations hereunder).

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

T-MOBILE US, INC.

By:	/s/ G. Michael Sievert
Name: G. Michael Sievert
Title: President and Chief Operating Officer

DEUTSCHE TELEKOM AG

By:	/s/ Jörg Weber
Name: Jörg Weber
Title: Senior Vice President M&A

By:	/s/ Dr. Axel Lützner
Name: Dr. Axel Lützner
Title: Vice President DT Legal

SOFTBANK GROUP CORP.

By:	/s/ Yoshimitsu Goto
Name: Yoshimitsu Goto
Title: Senior Vice President & CFO

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Annex I

Form of Joinder

The undersigned is executing and delivering this joinder agreement (this “Joinder”) pursuant to that certain Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders’ Agreement”) by and among Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”), SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), and T-Mobile US, Inc., a Delaware corporation (the “Company”).  Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement.

By executing and delivering this Joinder to the Stockholders’ Agreement, the undersigned hereby adopts and approves the Stockholders’ Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned becoming a Beneficial Owner of Voting Securities, to become a party to, and to be bound by and comply with the provisions of, the Stockholders’ Agreement applicable to the [DT][SoftBank] Stockholder in the same manner as if the undersigned were an original signatory to the Stockholders’ Agreement.

The undersigned hereby represents and warrants that it is a Controlled Affiliate of [DT][SoftBank].

Article VII of the Stockholders’ Agreement is hereby incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[Form of Joinder]

Accordingly, the undersigned has executed and delivered this Joinder as of the         day of         ,                                                                                    ,                          .

[TRANSFEREE]

By:
Name:
Title:

Notice Information

Address:
Telephone:
Email:

[Form of Joinder]